                                                                    Exhibit 99.2

                          ICI MUTUAL INSURANCE COMPANY

                        INVESTMENT COMPANY BLANKET BOND

                                  RIDER NO. 12

INSURED                                                              BOND NUMBER
CALAMOS ADVISORS LLC                                                 01580107B

EFFECTIVE DATE               BOND PERIOD               AUTHORIZED REPRESENTATIVE


                 JANUARY 31, 2007 TO JANUARY 31, 2008  /s/ Frank R. Vento
                                                       -------------------------

In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Name of Insured, shall include the following as of the effective date indicated:

NAME                                                    EFFECTIVE DATE
----                                                    --------------
Calamos Wealth Management LLC                           April 11, 2007

   -    Calamos Government Money Market Fund             May 16, 2007

   -    Calamos Global Equity Fund, each a series of:    June 1, 2007

Calamos Investment Trust

Calamos Global Dynamic Income Fund                       June 1, 2007

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.